Exhibit 99.2

                       QUOTA SHARE RETROCESSION AGREEMENT

                                 BY AND BETWEEN

                               LASALLE RE LIMITED

                                (as Retrocedent)

                                       and

                       ENDURANCE SPECIALTY INSURANCE LTD.

                              (as Retrocessionaire)

                               dated May 16, 2002

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                       QUOTA SHARE RETROCESSION AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                              ARTICLE I DEFINITIONS

Section 1.1   Defined Terms....................................................2
Section 1.2   Interpretation...................................................6

                         ARTICLE II BASIS OF REINSURANCE

Section 2.1   Cession..........................................................7
Section 2.2   Basis of Cession.................................................7
Section 2.3   Effect of Reinsured Contracts....................................7
Section 2.4   Renewal and Novation of Reinsured Contracts......................8
Section 2.5   Novation of Third Party Retrocession Contracts...................8

                       ARTICLE III PREMIUMS AND ALLOWANCES

Section 3.1   Transfer.........................................................9
Section 3.2   Retrocedent's Payment Obligations...............................10

                             ARTICLE IV COMMISSIONS

Section 4.1   Ceding Commission...............................................11
Section 4.2   Renewal Commission..............................................12
Section 4.3   Profit-Sharing Commission.......................................14
Section 4.4   Credits and Adjustments of Commissions..........................14

                 ARTICLE V ACCOUNTING AND REINSURANCE SETTLEMENT

Section 5.1   Delivery of Accounting and Settlement Reports...................15
Section 5.2   Report of Allowances............................................15
Section 5.3   Payment of Amounts Indicated in Accounting and Settlement
              Reports.........................................................16
Section 5.4   Offset..........................................................16

                            ARTICLE VI RENEWAL RIGHTS

Section 6.1   Renewal Rights..................................................17

                  ARTICLE VII REINSURED CONTRACT ADMINISTRATION

Section 7.1   Administrative Services.........................................18

                  ARTICLE VIII OVERSIGHTS, ERRORS AND OMISSIONS

Section 8.1   Continuing Liability............................................18


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                              ARTICLE IX INSOLVENCY

Section 9.1   Insolvency......................................................18
Section 9.2   Notice of Pendency of Claim.....................................19
Section 9.3   Notice of Insolvency............................................19

                       ARTICLE X DURATION AND TERMINATION

Section 10.1  Effective Date..................................................19
Section 10.2  Termination.....................................................20

                         ARTICLE XI DUTY OF COOPERATION

Section 11.1  Full Cooperation................................................20
Section 11.2  Furnishing of Relevant Information..............................20

                           ARTICLE XII INDEMNIFICATION

Section 12.1  Indemnification by Retrocessionaire.............................21
Section 12.2  Indemnification by Retrocedent..................................21

     ARTICLE XIII REINSURANCE CREDIT AND SECURITY FOR REINSURED LIABILITIES

Section 13.1  Reinsurance Credit..............................................21
Section 13.2  Security for Reinsured Liabilities..............................22

                             ARTICLE XIV ARBITRATION

Section 14.1  Arbitration.....................................................22

                       ARTICLE XV MISCELLANEOUS PROVISIONS

Section 15.1  Amendment, Modification and Waiver..............................23
Section 15.2  Entire Agreement................................................24
Section 15.3  Governing Law...................................................24
Section 15.4  Severability....................................................24
Section 15.5  Counterparts....................................................25
Section 15.6  Third Party Beneficiaries.......................................25
Section 15.7  Binding; Assignment.............................................25
Section 15.8  Descriptive Headings............................................26
Section 15.9  Reasonableness..................................................26
Section 15.10 Expenses........................................................26
Section 15.11 Survival........................................................26
Section 15.12 Notices.........................................................26
Section 15.13 Construction....................................................28

LIST OF EXHIBITS


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Exhibit A      Administrative Services Agreement

Exhibit B      Assignment of Reinsurance Recoverables and Other Receivables


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LIST OF SCHEDULES

Schedule 1.1(a)     Third Party Retrocession Contracts


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            THIS QUOTA SHARE RETROCESSION AGREEMENT (together with all Exhibits and Schedules hereto, the "Retrocession Agreement") is made as of May 16, 2002, by and between LaSalle Re Limited, a Bermuda insurance company ("Retrocedent"), and Endurance Specialty Insurance Ltd., a Bermuda insurance company ("Retrocessionaire").

            WHEREAS, Trenwick Group Ltd., a Bermuda company and the parent company of Retrocedent, Retrocedent and Retrocessionaire have entered into a Transfer and Purchase Agreement, dated as of May 16, 2002 (the "Transfer and Purchase Agreement") pursuant to which Retrocessionaire will acquire certain of Retrocedent's right, title and interest in the property catastrophe reinsurance business on the terms and conditions set forth herein;

            WHEREAS, as part of such Transfer and Purchase Agreement, Retrocedent and Retrocessionaire have agreed to enter into this Retrocession Agreement pursuant to which Retrocedent will cede, and Retrocessionaire will assume, on a 100% quota share basis, certain of the liabilities and obligations arising out of Reinsured Contracts (as defined herein) issued by the Retrocedent;

            WHEREAS, the Retrocessionaire will administer certain aspects of the Reinsured Contracts and the Reinsured Liabilities (as defined herein) under the Administrative Services Agreement.

            NOW, THEREFORE, for and in consideration of the premises and the promises and the mutual agreements hereinafter set forth and set forth in the Administrative Services Agreement, the parties hereto, intending to be legally bound, covenant and agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Defined Terms. Capitalized and uncapitalized terms used but not defined herein and which are defined in the Transfer and Purchase Agreement and/or the Administrative Services Agreement shall have the meanings ascribed to them in the Transfer and Purchase Agreement and/or the Administrative Services Agreement, as the context requires. As used in this Retrocession Agreement, the following terms shall have the meanings set forth herein:

            "Administrative Services Agreement" means the Administrative Services Agreement effective as of the date hereof between Retrocessionaire and Retrocedent attached as Exhibit A hereto.

            "Advance Payment" shall have the meaning set forth in the Section
4.2 herein.

            "Applicable Law" means any applicable order, law, regulation, rule, ordinance, order, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to the parties hereto, or any of their respective businesses, properties or assets.

            "Ceding Commission" shall have the meaning set forth in the Section
4.1 herein.

            "Closing" means the closing of the transactions contemplated by this Retrocession Agreement.


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            "Damages" means all costs, expenses, fines, penalties, losses, judgments, damages and other amounts (including attorneys', actuaries', accountants' and experts' fees and settlement amounts) arising out of any suit, claim or proceeding.

            "Effective Date" means 12:01 a.m. (based upon the stated local time of the respective Reinsured Contract), April 1, 2002.

            "Excluded Liabilities" means any liability or obligation of Retrocedent that arises under or as a result of the issuance of a Reinsured Contract for:

            (1) Extra Contractual Liabilities and any related attorneys' fees and other expenses incurred by Retrocedent (i) to the extent caused by acts, errors or omissions by Retrocedent or any of its officers, employees, agents or representatives that occurred prior to the date hereof and (ii) to the extent covered by the Reinsured Contracts for periods prior to the Effective Date;

            (2) claims incurred with respect to any Reinsured Contract after such contract was terminated, rescinded or voided (provided that such termination, rescission or voiding occurred prior to the Effective Date);

            (3) any liability or obligation arising out of or relating to Retrocedent's failure to follow in all material respects any recommendation relating to the Reinsured Liabilities made by the Administrator (as defined in the Administrative Services Agreement) pursuant to the Administrative Services Agreement;

            (4) any liability of or expense allowance allocated to Retrocedent relating to policies or contracts of insurance of the Retrocedent or assumed reinsurance by Retrocedent to the extent they are not Reinsured Contracts;


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            (5) any losses incurred under the Reinsured Contracts prior to the
Effective Date, including any and all loss development relating thereto;

            (6) any obligations arising out of or relating to the Property Catastrophe Excess of Loss Retrocession Agreement, by and between Retrocedent and London Life and General Reinsurance Company dated January 21, 2002.

            "Extra Contractual Liabilities" means all liabilities or obligations, other than those arising under the express terms of and within the express limits of the Reinsured Contracts, whether to policyholders, Governmental Entities or any other Person, which liabilities and obligations shall include, without limitation, any liability for punitive, exemplary, special or any other form of extracontractual damages relating to the Reinsured Contracts which arises from any act, error or omission, whether or not intentional, in bad faith or otherwise, including, without limitation, any act, error or omission relating to (i) the marketing, underwriting, production, issuance, cancellation or administration of the Reinsured Contracts, (ii) the investigation, defense, trial, settlement or handling of claims, benefits, or payments arising out of or relating to the Reinsured Contracts or (iii) the failure to pay or the delay in payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Contracts.

            "Governmental Entity" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court or government, self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or representative of any of the foregoing.


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            "90-Day Treasury Rate" means the annual yield rate, as of any given date, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

            "Novation" shall have the meaning set forth in the Section 2.4 herein.

            "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust or other organization or government or any agency or political subdivision thereof.

            "Profit-Sharing Commission" shall have the meaning set forth in the
Section 4.3 herein.

            "Reinsurance Recoverables" shall mean all amounts due to Retrocedent or its designee under Third Party Retrocession Contracts relating to the Reinsured Liabilities including all receivables, recoverables, returns, amounts in respect of profit sharing and all other sums to which Retrocedent may be entitled under the Third Party Retrocession Contracts, but shall not include any such recoverables relating to the Excluded Liabilities.

            "Reinsured Liabilities" means all liabilities and obligations, including any losses, loss or allocated loss adjustment expense or unearned premium obligation arising from the Reinsured Contracts, but only to the extent incurred on or after the Effective Date, including Extra Contractual Liabilities and any related attorney fees and other expenses incurred by the Retrocessionaire to the extent caused by acts, errors or omissions of the Retrocessionaire or any of its officers, employees, agents or representatives occurring on or after the date hereof, and to the extent covered under the


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Reinsured Contracts for period after the Effective Date, but excluding Excluded
Liabilities.

            "Renewal Commission" shall have the meaning set forth in the Section
4.2 herein.

            "Renewal Rights" means (i) rights to renew the Reinsured Contracts upon the expiration or cancellation thereof, subject to applicable contractual relationships with non-affiliated companies, and (ii) the exclusive right to use the Books and Records relating to the Reinsured Contracts.

            "Renewed Contracts" shall have the meaning set forth in the Section
4.2 herein.

            "Third Party Retrocession Contracts" means those reinsurance agreements attached hereto as Schedule 1.1(a).

            Section 1.2 Interpretation (a) When a reference is made in this Retrocession Agreement to a Section or Article, such reference shall be to a section or article of this Retrocession Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include", "includes" or "including" are used in this Retrocession Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Retrocession Agreement as a whole and not to any particular provision of this Retrocession Agreement. The meaning assigned to each term used in this Retrocession Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include


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all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (b) The parties have participated jointly in the negotiation and drafting of this Retrocession Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Retrocession Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Retrocession Agreement.

                                   ARTICLE II

                              BASIS OF REINSURANCE

            Section 2.1 Cession. As of the Effective Date, Retrocedent hereby cedes on an indemnity basis to Retrocessionaire, and Retrocessionaire hereby accepts and agrees to reinsure and indemnify Retrocedent for, one hundred percent (100%) of all Reinsured Liabilities. The parties hereto agree that the Retrocessionaire shall not be required to indemnify the Retrocedent for any liability related to the Reinsured Contracts other than the Reinsured Liabilities.

            Section 2.2 Basis of Cession. The reinsurance provided by this Retrocession Agreement applies net of collectible Reinsurance Recoverables.

            Section 2.3 Effect of Reinsured Contracts. Except for Excluded Liabilities or as otherwise set forth in this Retrocession Agreement, the reinsurance provided under this Retrocession Agreement shall be subject to the same clauses, terms, limits, conditions, endorsements, modifications, and waivers of or affecting the Reinsured Contracts, it being the intent of the parties that Retrocessionaire shall follow the settlements made by or on behalf of the Retrocedent.


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            Section 2.4 Renewal and Novation of Reinsured Contracts (a) If
requested by the Retrocessionaire, Retrocedent shall consent to and use its reasonable best efforts to assist the Retrocessionaire in (i) renewing the Reinsured Contracts directly with the Retrocessionaire; (ii) canceling and rewriting the Reinsured Contracts on the Retrocessionaire's paper; and (iii) novating the Reinsured Contracts as if the Reinsured Contracts were direct obligations originally reinsured by the Retrocessionaire ("Novation"). Pursuant to the terms of any such Novation, the Retrocessionaire shall be substituted in the place and instead of the Retrocedent under the Reinsured Contracts as the assuming reinsurer, and each cedent under a Reinsured Contract shall disregard the Retrocedent as a party thereto and treat the Retrocessionaire as if it had originally been obligated thereunder except as otherwise provided in paragraph
(b), below.

            (b) Notwithstanding the foregoing, until the Novation is effectuated, in the event that a Reinsured Contract is determined by appropriate Governmental Entities, by judicial decision or otherwise to be not novated from the Retrocedent to Retrocessionaire (including but not limited to jurisdictions requiring the original cedent's affirmative consent for novation where the original cedent either did not or refused to provide such consent), such Reinsured Contract shall continue for all purposes of this Retrocession Agreement to be a Reinsured Contract hereunder.

            Section 2.5 Novation of Third Party Retrocession Contracts. Retrocedent shall use its reasonable best efforts to assist the Retrocessionaire in novating the Third Party Retrocession Contracts as if the Retrocessionaire were the original party thereto. Pursuant to the terms of such novation, the Retrocessionaire shall be substituted in the place and instead of the Retrocedent under the Third Party Retrocession Contracts


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as the reinsured, and each reinsurer under the Third Party Retrocession Contract shall disregard the Retrocedent as a party thereto and treat Retrocessionaire as if it had originally been obligated thereunder.

                                  ARTICLE III

                             PREMIUMS AND ALLOWANCES

            Section 3.1 Transfer (a) As of the date hereof, the Retrocedent shall transfer to the Retrocessionaire a registrable security interest in all of the Retrocedent's right, title and interest in, to and under all receivables under the Reinsured Contracts for the Reinsured Liabilities ("Receivables") as set forth on the Closing Statement of Business attached as Schedule 2.8 to the Transfer and Purchase Agreement (which right, title and interest shall include, without limitation, the right to collect the Receivables).

            (b) As of May 30, 2002, the Retrocedent shall transfer to Retrocessionaire, in cash and securities acceptable to the Retrocessionaire, the sum of all unearned premium collected in cash under the Reinsured Contracts for the Reinsured Liabilities by May 17, 2002, plus all of the Reinsurance Recoverables received by the Retrocedent by May 18, 2002 net of the sum of the amounts of the losses paid, and the retrocessional premiums paid and less the advance for prepaid insurance as of May 18, 2002, all as set forth on the Closing Statement of Business delivered to the Purchaser on May 30, 2002 pursuant to the Transfer and Purchase Agreement.

            (c) As of the date hereof, the Retrocedent shall transfer and assign to Retrocessionaire a registrable security interest in all of the Retrocedent's right, title and interest in, to and under all Reinsurance Recoverables (which shall include, without limitation, the right to collect the Reinsurance Recoverables) under the Third Party Retrocession Contracts.


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            (d) To secure Retrocedent's obligations to the Retrocessionaire under Section 3.1(a) and (c) with respect to the Receivables and the Reinsurance Recoverables, each of Retrocedent and Retrocessionaire shall execute the Assignment of Reinsurance Recoverables and Other Receivables in the form attached as Exhibit B hereto. All costs and expenses incurred in connection with obtaining a registrable security interest in accordance with this Section 3.1 shall be borne by the Retrocessionaire.

            Section 3.2 Retrocedent's Payment Obligations. Retrocedent agrees to pay Retrocessionaire one hundred percent (100%) of the following amounts received by Retrocedent on or after the Effective Date:

                  (i) all premiums including reinstatement premiums relating to the Reinsured Contracts for periods on or after the Effective Date;

                  (ii) all return premiums relating to Novation and canceling and rewriting the Reinsured Contracts on the Retrocessionaire's paper;

                  (iii) litigation recoveries from third parties to the extent they relate to Reinsured Liabilities;

                  (iv) refunds of Ceding Commissions and Renewal Commissions provided for pursuant to Section 4.4 herewith;

                  (v) any and all Reinsurance Recoverables and other recoveries from third parties to the extent they relate to the Reinsured Liabilities; and


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                  (vi) any and all amounts paid by Retrocessionaire relating to the Excluded Liabilities.

                                   ARTICLE IV

                                   COMMISSIONS

            Section 4.1 Ceding Commission. (a) On May 30, 2002, the Retrocessionaire shall pay to the Retrocedent a ceding commission ("Ceding Commission") of twenty-five percent (25%) of the difference between (i) the amount of all unearned premiums collected (excluding reinstatement premiums) and
(ii) any advance for prepaid insurance relating to the Reinsured Contracts for periods after the Effective Date received in cash by May 17, 2002 by the Retrocedent and paid to the Retrocessionaire on May 30, 2002 and as set forth in the Statement of Business delivered on such date. Starting with Wednesday May 29, 2002, every week on Wednesday (or if Wednesday of a particular week falls on a non-Business Day, the following Business Day) until termination of this Retrocession Agreement in accordance with Article X, the Retrocessionaire shall pay to the Retrocedent the Ceding Commission for all remaining unearned premiums relating to the Reinsured Liabilities under Reinsured Contracts collected in cash by the Retrocessionaire during the week preceding such Wednesday.

            (b) The premium used for determining Ceding Commissions paid to the Retrocedent under this Section 4.1 shall be net of all premiums paid by the Retrocessionaire to the reinsurers under the Third Party Retrocession Contracts. Furthermore, in no event shall the Retrocessionaire pay a Ceding Commission on any reinsurance premium which is already included in the calculation of Renewal Commissions pursuant to Section 4.2 hereof.


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            Section 4.2 Renewal Commission. (a) The Retrocessionaire shall pay to the Retrocedent a renewal commission ("Renewal Commission") of twelve and a half percent (12.5%) on all net reinsurance premiums (excluding any reinstatement premiums relating to any losses incurred on or after the Effective
Date) collected in cash by the Retrocessionaire or any Affiliate thereof relating to any Reinsured Contracts which are renewed, at its sole discretion, by the Retrocessionaire or any Affiliate thereof ("Renewed Contracts") over the twelve (12) month period following the date hereof. At the Closing, the Retrocessionaire will remit to the Retrocedent an advance payment of eight million dollars ($8,000,000) ("Advance Payment") to be applied against payment of such Renewal Commissions. The Advance Payment shall be a minimum Renewal Commission and shall not be subject to repayment by the Retrocedent. The parties agree that in the event the aggregate amount of Renewal Commissions to be paid by the Retrocessionaire to the Retrocedent exceeds the amount of the Advance Payment, the Retrocessionaire shall pay such additional Renewal Commissions to the Retrocedent as reinsurance premiums are received in cash from the Renewed Contracts. The parties further agree that the decision to write any Renewed Contracts is at the sole discretion of the Retrocessionaire, and that this
Section 4.2 does not create an obligation in any way on the part of the Retrocessionaire to renew any Reinsured Contract.

            (b) For the avoidance of doubt, any reinsurance premiums relating to
(i) the cancellation and rewriting of Reinsured Contracts on the Retrocessionaire's paper or (ii) Novation of Reinsured Contracts effected pursuant to Section 2.4 hereof shall be subject to the Ceding Commissions calculation under Section 4.1 hereof, but not the Renewal Commission calculation under this Section 4.2 hereof; provided, however,


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subject to Section 4.4, any renewal of a Reinsured Contract which has been novated pursuant to Section 2.4 hereof will be subject to Renewal Commissions. New Section 4.2(c).

            (c) The premium used for determining the Renewal Commissions paid to the Retrocedent under this Section 4.2 shall be net of all premiums paid by the Retrocessionaire to third party reinsurers under reinsurance agreements obtained by the Retrocessionaire to reinsure the Renewed Contracts. The premium for such reinsurance shall be calculated by reasonably allocating the premium for all reinsurance obtained by the Purchaser for the coverage period of the Renewal Contracts between the premium received by the Purchaser for the portion of the Renewal Contracts on which the Seller Parties are to receive Renewal Commissions and the premium received by the Purchaser on any and all other business underwritten by the Purchaser protected by such third party reinsurance. In the event the Retrocessionaire materially changes the reinsurance coverage purchased by the Retrocessionaire in connection with the Reinsured Contracts, the Retrocessionaire and the Retrocedent agree to determine jointly in good faith an appropriate amount of Renewal Commissions payable to the Retrocedent as if the Retrocessionaire has purchased reinsurance at a level comparable to the current program of reinsurance provided under the Third Party Retrocession Contracts to LaSalle Re.

            (d) In the event the Retrocessionaire renews a Reinsured Contract at higher reinsurance premiums than the reinsurance premiums previously paid under such Reinsured Contract, the Retrocedent is entitled to Renewal Commissions based upon net reinsurance premiums not greater than one hundred and thirty-five percent (135%) of the expiring net reinsurance premium relating to such Reinsured Contract. Furthermore, in


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the event the Retrocessionaire renews a Reinsured Contract and in the process increases the amount of coverage under such Reinsured Contract, the Retrocedent shall not be entitled to any Renewal Commission based upon such additional coverage, but shall be entitled to Renewal Commissions based upon its pro rata share of the coverage under such Reinsured Contract prior to its renewal.

            Section 4.3 Profit-Sharing Commission. If the loss ratio of the Reinsured Contracts subject to this Retrocession Agreement for the 2002 accident year, net of any Reinsurance Recoverables under the Third Party Retrocession Contracts, is less than forty-five percent (45%) for the relevant period in the 2002 accident year measured after the Effective Date, the Retrocessionaire shall make a one-time payment to the Retrocedent on or before April 1, 2003, of an amount equal to fifty percent (50%) of the underwriting profits generated by the difference between the ultimate net loss ratio and a net loss ratio of forty-five percent (45%) multiplied by the net premiums earned by the Retrocessionaire on such Reinsured Contracts for the 2002 accident year ("Profit-Sharing Commission").

            Section 4.4 Credits and Adjustments of Commissions. Notwithstanding any other provision of this Retrocession Agreement to the contrary, Ceding Commissions, Renewal Commissions and Profit-Sharing Commissions shall be paid by Retrocessionaire to Retrocedent only with respect to the premiums relating to the Reinsured Contracts for periods after the Effective Date that have been collected in cash by Retrocessionaire. If reinsurance premiums are returned by Retrocessionaire due to termination or cancellation of any Reinsured Contracts or Renewed Contracts, any payments made by Retrocessionaire to Retrocedent pursuant to this Article IV shall be


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taken into consideration in the calculation or recalculation of Ceding
Commissions, Renewal Commissions or Profit-Sharing Commissions payable to the Retrocedent.

                                   ARTICLE V

                      ACCOUNTING AND REINSURANCE SETTLEMENT

            Section 5.1 Delivery of Accounting and Settlement Reports. Within forty-five (45) days following the end of each calendar month, Retrocessionaire shall provide Retrocedent with accounting and settlement reports (including underlying journal entries contemplated by the Administrative Services Agreement) in a format to be mutually agreed upon by the parties. Retrocedent shall have the right to change the format of the reports upon forty-five (45) days' prior written notice to Retrocessionaire, provided, however, that the change shall involve no additional cost to Retrocessionaire, except if and to the extent the changes are reasonably required by the Retrocedent to prepare, make or file necessary or required financial or regulatory reports.

            Section 5.2 Report of Allowances. Within forty-five (45) days following receipt of the report required to be provided to Retrocedent by
Section 5.1 hereof, Retrocedent shall provide Retrocessionaire with a report of the allowances set forth in Section 3.2 in a format to be mutually agreed upon by the parties.

            Section 5.3 Payment of Amounts Indicated in Accounting and Settlement Reports. Simultaneously with Retrocessionaire's delivery of the accounting and settlement reports required to be provided to Retrocedent by Retrocessionaire under Section 5.1 hereof, Retrocessionaire shall pay any amounts due to Retrocedent indicated by such accounting and settlement reports not otherwise collected directly by the Retrocessionaire in its capacity as Administrator under the Administrative Services Agreement. Retrocedent shall pay any allowances due to the Retrocessionaire shown on


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the report required to be provided to Retrocessionaire by Retrocedent under
Section 5.2 hereof on or before the thirtieth (30th) Business Day following its receipt of such report. Retrocedent shall pay any amount due to Retrocessionaire on or before the thirtieth (30th) Business Day following its receipt of the accounting and settlement reports required to be provided to Retrocedent by Retrocessionaire under Section 5.1 hereof. Any late payment of an amount required by this Retrocession Agreement to be paid or remitted by Retrocedent to Retrocessionaire or by Retrocessionaire to Retrocedent shall bear simple interest from and including the date such payment is due under this provision until, but excluding, the date of payment, at a rate per annum equal to the 90-Day Treasury Rate.

            Section 5.4 Offset. Any debts or credits incurred on and after the Effective Date in favor of or against either Retrocedent and its Affiliates, on one hand, or Retrocessionaire and its Affiliates, on the other hand, with respect to this Retrocession Agreement, the Administrative Services Agreement , the Assignment Agreement or the Transfer and Purchase Agreement, are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

                                   ARTICLE VI

                                 RENEWAL RIGHTS

            Section 6.1 Renewal Rights. (a) Retrocedent acknowledges that the intent of this Retrocession Agreement, the Transfer and Purchase Agreement and the Related Documents is to convey to Retrocessionaire, on an exclusive basis, all of the Retrocedent's right, title and interest in the Renewal Rights. Retrocedent shall not retain any Renewal Rights nor shall Retrocedent assign, transfer or facilitate in any manner the transfer of the Business to any Person other than the Retrocessionaire, regardless of whether Retrocessionaire chooses to reinsure any Reinsured Contracts upon expiration or


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cancellation of such Reinsured Contract. For the avoidance of doubt, the parties agree and acknowledge that, as of and after the date hereof, under no circumstances may Retrocedent conduct, or permit any Person other than Retrocessionaire and its Affiliates to conduct, any marketing or solicitation activities of any kind whatsoever with respect to the Business, except to the extent provided for under Section 5.1 in the Transfer and Purchase Agreement.

            (b) Retrocedent shall take such actions as are deemed reasonably necessary and appropriate by Retrocessionaire to facilitate the Retrocessionaire's exercise of the Renewal Rights with respect to the Reinsured Contracts.

                                  ARTICLE VII

                        REINSURED CONTRACT ADMINISTRATION

            Section 7.1 Administrative Services. The Reinsured Contracts and the Reinsured Liabilities shall be administered by the Retrocessionaire pursuant to the terms and conditions of the Administrative Services Agreement.

                                  ARTICLE VIII

                        OVERSIGHTS, ERRORS AND OMISSIONS

            Section 8.1 Continuing Liability. Inadvertent delays, errors or omissions made in connection with this Retrocession Agreement shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is sought to be rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.

                                   ARTICLE IX

                                   INSOLVENCY

            Section 9.1 Insolvency. In the event of the insolvency of Retrocedent, all reinsurance under this Retrocession Agreement shall be payable by Retrocessionaire on the basis of the liability of Retrocedent under the Reinsured Contracts without diminution because of the insolvency of Retrocedent. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of Retrocedent, all amounts payable by Retrocessionaire hereunder to Retrocedent shall be payable directly to Retrocedent or to such conservator, liquidator or statutory successor.

            Section 9.2 Notice of Pendency of Claim. It is understood, however, that in the event of the insolvency of Retrocedent the liquidator or receiver or statutory successor of Retrocedent shall give written notice to Retrocessionaire of the pendency of a claim against Retrocedent on the Reinsured Contracts reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim. Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to Retrocedent or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by Retrocessionaire shall be chargeable, subject to court approval, against Retrocedent as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to Retrocedent as a result of the defense undertaken by Retrocessionaire.

            Section 9.3 Notice of Insolvency. If either Retrocedent or Retrocessionaire becomes insolvent, such party shall notify the other party of the insolvency within five (5) Business Days thereof.

                                   ARTICLE X

                            DURATION AND TERMINATION

            Section 10.1 Effective Date. This Retrocession Agreement shall commence on the Effective Date. This Retrocession Agreement shall remain in effect until all Reinsured Liabilities have been finally settled or expired, unless earlier terminated according to the provisions of Section 10.2.

            Section 10.2 Termination. This Retrocession Agreement may be terminated by a writing stating the effective date of termination by mutual written agreement of the parties at the time specified in such written agreement.

                                   ARTICLE XI

                               DUTY OF COOPERATION

            Section 11.1 Full Cooperation. The parties hereto shall cooperate using reasonable best efforts in order to accomplish the objectives of this Retrocession Agreement including, without limitation, making available to each other their respective officers and employees for interviews and meetings with Governmental Entities and furnishing any additional assistance, information and documentation as may be reasonably requested by the other party from time to time. In addition, Retrocedent and Retrocessionaire shall cooperate and use reasonable best efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any Governmental Entity necessary to authorize, approve or permit the transactions contemplated hereby or by the Administrative Services Agreement.

            Section 11.2 Furnishing of Relevant Information. Upon request, each party hereto shall furnish to the other relevant information concerning the Reinsured Contracts and Reinsured Liabilities, including but not limited to studies used in the determination of reserves and other Reinsured Liabilities, and each shall have the right to review and copy the books and records of the other concerning such Reinsured Contracts and Reinsured Liabilities upon reasonable notice, during normal business hours and at the requesting parties own cost and expense.

                                  ARTICLE XII

                                 INDEMNIFICATION

            Section 12.1 Indemnification by Retrocessionaire. Retrocessionaire hereby indemnifies Retrocedent and its Affiliates and its and their respective officers, directors, employees, agents and representatives against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any of them arising out of or relating to (i) Reinsured Liabilities (ii) any breach or nonfulfillment by Retrocessionaire of, or any failure by Retrocessionaire to perform, any of the terms or conditions of, or any duties or obligations under, this Retrocession Agreement, and (iii) any enforcement of this indemnity.

            Section 12.2 Indemnification by Retrocedent. Retrocedent hereby indemnifies Retrocessionaire and its Affiliates and its and their respective officers, directors, employees, agents and representatives against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any of them arising out of or relating to (i) Excluded Liabilities, (ii) any breach or nonfulfillment by Retrocedent of, or any failure by Retrocedent to perform, any of the terms or conditions of, or any duties or obligations under, this Retrocession Agreement, and (iii) any enforcement of this indemnity.

                                  ARTICLE XIII

            REINSURANCE CREDIT AND SECURITY FOR REINSURED LIABILITIES

            Section 13.1 Reinsurance Credit. Notwithstanding any other provision of this Retrocession Agreement to the contrary, if Retrocessionaire becomes unauthorized or otherwise unaccredited in the domiciliary jurisdiction of the Retrocedent, Retrocessionaire, upon the request of Retrocedent, will immediately establish, at its sole cost and option, any escrow accounts, trust accounts for the benefit of Retrocedent, letters of credit, methods for premium withholding by Retrocedent or similar funds or a combination thereof in an amount necessary to permit Retrocedent to obtain full credit for such reinsurance in such jurisdiction.

            Section 13.2 Security for Reinsured Liabilities. If under any Reinsured Contract the Retrocedent is required to provide security to the party reinsured (including letters of credit, trust fund or cash collateral) relating to a Reinsured Liability, the Retrocessionaire, at its option and at its own cost and expense, shall do one of the following: (i) provide such security on behalf of or in lieu of the Retrocedent or (ii) provide such security to the Retrocessionaire and reimburse the Retrocedent for the cost of making such security available to the Reinsureds under the Reinsured Contracts.

                                  ARTICLE XIV

                                  ARBITRATION

            Section 14.1 Arbitration. (a) If any dispute shall arise out of or with reference to this Retrocession Agreement or any breach thereof, whether such dispute arises before or after termination of this Retrocession Agreement, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator (b) within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty (30) days of their appointment, either of the parties may apply to the Bermuda Supreme Court for the appointment of the third arbitrator pursuant to Section 15(i)(c) of the Bermuda Arbitration Act 1986 and in such case the person so appointed shall be deemed and shall act as the third arbitrator. All arbitrators shall be active or retired disinterested officers of insurance or reinsurance companies or Underwriters at Lloyd's, London not under the control of either party to this Retrocession Agreement.

            (b) The arbitrators shall be relieved of all judicial formalities and may abstain from following the strict rules of evidence. Each party shall submit its case to the arbitrators within thirty days of the appointment of the third arbitrator.

            (c) The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. Said arbitration shall take place in Bermuda unless some other place is mutually agreed upon by the parties to this Retrocession Agreement, subject to the provisions of the Bermuda Arbitration Act 1986 or any re-enactment or statutory modification thereof.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

            Section 15.1 Amendment, Modification and Waiver. This Retrocession Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


            Section 15.2 Entire Agreement. This Retrocession Agreement (together with the exhibits hereto and the other agreements, documents and instruments delivered in connection herewith), the Administrative Services Agreement, the Transfer and Purchase Agreement, and the other Related Documents (as defined in the Transfer and Purchase Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

            Section 15.3 Governing Law. This Retrocession Agreement shall be governed by and construed in accordance with the laws of Bermuda, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            Section 15.4 Severability. Any term or provision of this Retrocession Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Retrocession Agreement or affecting the validity or enforce ability of any of the terms or provisions of this Retrocession Agreement in any other jurisdiction. If any provision of this Retrocession Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

            Section 15.5 Counterparts. This Retrocession Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            Section 15.6 Third Party Beneficiaries. Nothing in this Retrocession Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Retrocession Agreement.

            Section 15.7 Binding; Assignment. This Retrocession Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and legal representatives. Neither this Retrocession Agreement, nor any rights, interests or obligations hereunder, may be directly or indirectly assigned, delegated, sublicensed or transferred by any party to this Retrocession Agreement, in whole or in part, to any other person (including any bankruptcy trustee) by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the parties hereto; provided, however, notwithstanding the foregoing, the Retrocessionaire may assign this Retrocession Agreement to an Affiliate reasonably satisfactory to the Retrocedent with an A. M. Best credit rating at least equal to that of the

Retrocessionaire, upon prior written consent of the Retrocedent, which consent shall not be unreasonably withheld, conditioned or delayed.

            Section 15.8 Descriptive Headings. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Retrocession Agreement.

            Section 15.9 Reasonableness. Each of the parties will act reasonably and in good faith on all matters within the terms of this Retrocession Agreement.

            Section 15.10 Expenses. Unless otherwise specifically provided herein, all costs and expenses incurred in connection with this Retrocession Agreement shall be paid by the party incurring such cost or expense.

            Section 15.11 Survival. The provisions of Articles XII, XIV and XV hereof shall survive the termination of this Retrocession Agreement.

            Section 15.12 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties to this Retrocession Agreement as follows:

               If to Retrocedent:

                      LaSalle Re Limited
                      25 Church Street
                      Hamilton HM 11 Bermuda

                      Attention:  James F. Billett, Jr.
                      Telephone:  (441) 292-4985
                      Telecopy:   (441) 292-2656

            With a copy to (which shall not constitute notice to Retrocedent for purposes of this Section 15.12):

                      Trenwick America Corporation
                      One Canterbury Green
                      Stamford, Connecticut  06901
                      Attention:  John Del Col
                      Telephone:  (203) 602-3074
                      Telecopy:   (203) 921-5536

               and

                      Baker & McKenzie
                      805 Third Avenue
                      New York, New York 10022
                      Attention:  James R. Cameron, Esq.
                      Telephone:  (212) 891-3930
                      Facsimile:  (212) 891-3835

               If to Retrocessionaire:

                      Endurance Specialty Insurance Ltd.
                      Crown House
                      4 Par-la-ville Road
                      Hamilton HM 08 Bermuda
                      Attention:  James Kroner
                      Telephone:  (441) 278-0430
                      Telecopy:   (441) 278-0401

            With a copy to (which shall not constitute notice to Retrocessionaire for purposes of this Section 15.12):

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      Four Times Square
                      New York, New York  10036
                      Attention:  Robert J. Sullivan, Esq.
                      Telephone:  (212) 735-3000
                      Telecopy:   (212) 735-2000

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. In no event shall the provision of notice pursuant to this Section 15.12 constitute notice for service of any writ, process or summons in any suit, action or other proceeding.

            Section 15.13 Construction. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Retrocession Agreement, there shall be no presumptions that this Retrocession Agreement was prepared by any one party or that this Retrocession Agreement shall be construed in favor of or against any one party.

            IN WITNESS WHEREOF, Retrocedent and Retrocessionaire have caused their names to be subscribed by their respective authorized officers this May 16, 2002, in Hamilton, Bermuda.

                                            LASALLE RE LIMITED

                                            By: \s\ Guy D. Hengesbaugh
                                               ---------------------------------
                                            Name:  Guy D. Hengesbaugh
                                            Title: President and Chief
                                                   Executive Officer


                                            ENDURANCE SPECIALTY INSURANCE LTD.

                                            By: \s\ Kenneth J. LeStrange
                                               ---------------------------------
                                            Name:  Kenneth J. LeStrange
                                            Title: Chief Executive Officer